                                                                    Exhibit 99.3


F O R   I M M E D I A T E   R E L E A S E

                                                 OCTOBER 16, 2001
                                                 FOR MORE INFORMATION CONTACT:
                                                 RAY BRAUN - (419) 247-2800
                                                 MIKE CRABTREE - (419) 247-2800


                         HEALTH CARE REIT, INC. REPORTS
                THIRD QUARTER RESULTS; DECLARES REGULAR DIVIDEND


Toledo, Ohio, October 16, 2001........HEALTH CARE REIT, INC. (NYSE/HCN) today announced operating results for its third quarter of 2001. The company continues to meet financial and operational expectations.

"Management was pleased with the third quarter results and our ongoing progress on portfolio seasoning," commented George L. Chapman, chairman and chief executive officer. "The capital markets continued its strong support for our company, as evidenced by the successful completion of a $175 million debt offering in August. The proceeds from the offering, together with the proceeds from the $75 million equity offering in June, will enable us to capitalize on accretive investment opportunities. We continue to see attractive investment opportunities in the long-term care market and are confident that the company will meet its goal of $100-125 million of new investments in the second half of 2001."

The Board of Directors voted to declare a dividend for the quarter ended September 30, 2001, of $0.585 per share. The dividend represents the 122nd consecutive dividend payment. The dividend will be payable November 20, 2001, to shareholders of record on October 31, 2001.

SUMMARY OF THIRD QUARTER RESULTS
--------------------------------
(In thousands, except per share numbers)
--------------------------------------------------------- ---------------------------- ---------------------------------
                                                              THREE MONTHS ENDED              THREE MONTHS ENDED
                                                              SEPTEMBER 30, 2001              SEPTEMBER 30, 2000
--------------------------------------------------------- ---------------------------- ---------------------------------
Revenues                                                               $34,834                      $33,906
--------------------------------------------------------- ---------------------------- ---------------------------------
Net Income Available to Common Shareholders                            $13,591                      $13,785
--------------------------------------------------------- ---------------------------- ---------------------------------
Funds From Operations (FFO)                                            $20,091                      $19,215
--------------------------------------------------------- ---------------------------- ---------------------------------
Net Income Per Diluted Share                                             $0.41                        $0.48
--------------------------------------------------------- ---------------------------- ---------------------------------
FFO Per Diluted Share                                                    $0.61                        $0.67
--------------------------------------------------------- ---------------------------- ---------------------------------
Dividend Per Share                                                      $0.585                       $0.585
--------------------------------------------------------- ---------------------------- ---------------------------------
FFO Payout Ratio                                                           95%                          87%
--------------------------------------------------------- ---------------------------- ---------------------------------

Funds from operations (FFO), the generally accepted measure of operating performance for the real estate investment trust industry, totaled $20.1 million, or $0.61 per diluted share, for the third quarter of 2001, compared with $19.2 million, or $0.67 per diluted share, for the same period in 2000. The decrease in FFO per share was primarily attributable to the short-term dilutive effects of the recent 3.45 million share common stock offering and the $175 million senior note issuance.

3Q01 EARNINGS RELEASE                                           OCTOBER 16, 2001

--------------------------------------------------------------------------------


SUMMARY OF YEAR TO DATE RESULTS
-------------------------------
(In thousands, except per share numbers)
--------------------------------------------------------- ---------------------------- ---------------------------------
                                                               NINE MONTHS ENDED              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 2001              SEPTEMBER 30, 2000
--------------------------------------------------------- ---------------------------- ---------------------------------
Revenues                                                              $100,176                     $103,178
--------------------------------------------------------- ---------------------------- ---------------------------------
Net Income Available to Common Shareholders                            $37,163                      $43,130
--------------------------------------------------------- ---------------------------- ---------------------------------
Funds From Operations (FFO)                                            $57,285                      $58,559
--------------------------------------------------------- ---------------------------- ---------------------------------
Net Income Per Diluted Share                                             $1.22                        $1.51
--------------------------------------------------------- ---------------------------- ---------------------------------
FFO Per Diluted Share                                                    $1.89                        $2.05
--------------------------------------------------------- ---------------------------- ---------------------------------
Dividend Per Share                                                      $1.755                        $1.75
--------------------------------------------------------- ---------------------------- ---------------------------------
FFO Payout Ratio                                                           93%                          85%
--------------------------------------------------------- ---------------------------- ---------------------------------

FFO totaled $57.3 million, or $1.89 per diluted share for the nine months ended September 30, 2001, compared with $58.6 million, or $2.05 per diluted share, for the same period in 2000.

The company had a total outstanding debt balance of $416 million at September 30, 2001, down from $439 million in third quarter 2000, and shareholders' equity of $763 million, which represents a debt to total capitalization ratio of 35 percent. The company's coverage ratio of EBITDA to interest was 3.66 to 1.0 for the twelve months ended September 30, 2001.

NEW FACILITY INVESTMENTS. The company's investment activity for the quarter totaled $39.3 million, including the acquisition of seven assisted living facilities, with a total of 390 beds, located in three states and leased to two operators.

PORTFOLIO UPDATE. The portfolio results met the company's expectations. The seasoning of the assisted living portfolio is on target. The company ended the second quarter with 24 assisted living facilities remaining in fill-up representing less than 19 percent of revenues. Only three assisted living facilities have occupancy less than 50 percent.

OUTLOOK FOR 2001 AND 2002. The company previously announced FFO guidance of $0.64 to $0.65 per diluted share per quarter for 2001. With the recent debt offering and the previous equity offering, the company believes FFO will be $0.62 to $0.63 in fourth quarter 2001 and $0.64 to $0.65 in first quarter 2002.

CONFERENCE CALL INFORMATION. Health Care REIT has scheduled a conference call on October 17, 2001, at 11:00 A.M. EST to discuss its third quarter 2001 performance, industry trends, portfolio performance, and its outlook for the remainder of 2001 and for 2002. To participate on the webcast, log on to www.hcreit.com or www.streetfusion.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites.

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------


Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily nursing homes and assisted living facilities. At September 30, 2001, the company had investments in 202 health care facilities in 32 states and had total assets of approximately $1.2 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at http://www.hcreit.com.

This document and supporting schedules may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in the future to differ materially from expected results. These risks and uncertainties include, among others, general economic conditions, the availability of capital, competition within the financial services and real estate markets, the performance of operators within Health Care REIT's portfolio, and regulatory and other changes in the health care sector, as described in the company's filings with the Securities and Exchange Commission.

                           FINANCIAL SCHEDULES FOLLOW

                                      #####

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------




                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(AMOUNTS IN THOUSANDS)

                                                                                            SEPTEMBER 30
                                                                           -----------------------------------------
                                                                                 2001                      2000
                                                                           -----------------------------------------
ASSETS
Real estate investments:
   Real property owned
     Land                                                                   $    79,861                $    71,289
     Buildings & improvements                                                   836,867                    739,437
     Construction in progress                                                     8,995                     23,744
                                                                            -----------                -----------
                                                                                925,723                    834,470
     Less accumulated depreciation                                              (71,564)                   (46,820)
                                                                            -----------                -----------
     Total real property owned                                                  854,159                    787,650

Loans receivable
     Real property loans                                                        234,886                    314,570
     Subdebt investments                                                         23,426                     27,551
                                                                            -----------                -----------
                                                                                258,312                    342,121
Less allowance for losses on loans receivable                                    (6,611)                    (6,337)
                                                                            -----------                -----------
                                                                                251,701                    335,784
                                                                            -----------                -----------
     Net real estate investments                                              1,105,860                  1,123,434

Other assets:
     Equity investments                                                           6,585                      5,556
     Deferred loan expenses                                                       7,266                      3,065
     Cash and cash equivalents                                                   43,564                      3,516
     Receivables and other assets                                                32,012                     26,712
                                                                            -----------                -----------
                                                                                 89,427                     38,849
                                                                            -----------                -----------
TOTAL ASSETS                                                                $ 1,195,287                $ 1,162,283
                                                                            ===========                ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Borrowings under line of credit obligations                            $         0                $   118,850
     Senior unsecured notes                                                     412,250                    255,000
     Secured debt                                                                 3,801                     64,867
     Accrued expenses and other liabilities                                      16,250                     20,554
                                                                            -----------                -----------
Total liabilities                                                           $   432,301                $   459,271

Shareholders' equity:
     Preferred Stock                                                            150,000                    150,000
     Common Stock                                                                32,490                     28,691
     Capital in excess of par value                                             603,705                    526,307
     Undistributed (overdistributed) net income                                 (18,922)                     2,001
     Accumulated other
         comprehensive income                                                      (873)                      (715)
     Unamortized restricted stock                                                (3,414)                    (3,272)
                                                                            -----------                -----------
TOTAL SHAREHOLDERS' EQUITY                                                  $   762,986                $   703,012
                                                                            -----------                -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 1,195,287                $ 1,162,283
                                                                            ===========                ===========

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------




                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED               NINE MONTHS ENDED
                                                            SEPTEMBER 30                      SEPTEMBER 30
                                                     -------------------------         -------------------------
                                                        2001            2000              2001           2000
                                                     ----------     ----------         ----------     ----------
Revenues:
     Operating lease rents                           $   25,756     $   22,266         $   72,227     $   65,984
     Interest income                                      7,187          9,695             23,974         31,408
     Commitment fees and other income                       934          1,390              2,861          4,657
     Prepayment fees                                        856              0                990             57
     Gain on sale of properties                             101            555                124          1,072
                                                     ----------     ----------         ----------     ----------
Gross Revenues                                           34,834         33,906            100,176        103,178

Expenses:
     Interest expense                                $    7,643     $    8,411         $   23,731     $   26,093
     Provision for depreciation                           7,244          5,985             21,023         16,558
     General and administrative                           2,070          1,823              5,956          5,654
     Loan expense                                           447            276              1,212            879
     Provision for losses                                   250            250                750            750
                                                     ----------     ----------         ----------     ----------
Total Expenses                                           17,654         16,745             52,672         49,934
                                                     ----------     ----------         ----------     ----------

Net Income before extraordinary item                     17,180         17,161             47,504         53,244

Loss on extinguishment of debt                              213              0                213              0
                                                     ----------     ----------         ----------     ----------

Net Income                                               16,967         17,161             47,291         53,244

Preferred stock dividends                                 3,376          3,376             10,128         10,114
                                                     ----------     ----------         ----------     ----------

Net Income available to
   Common Shareholders                               $   13,591     $   13,785         $   37,163     $   43,130
                                                     ==========     ==========         ==========     ==========

Average number of common shares outstanding:
     Basic                                               32,205         28,507             29,946         28,460
     Diluted                                             32,762         28,650             30,358         28,603

Net income per share:
     Basic                                           $     0.42     $     0.48         $     1.24     $     1.52
     Diluted                                               0.41           0.48               1.22           1.51

Funds from operations:                               $   20,091     $   19,215         $   57,285     $   58,559

Funds from operations per share:
     Basic                                           $     0.62     $     0.67         $     1.91     $     2.06
     Diluted                                               0.61           0.67               1.89           2.05

Dividends per share                                  $    0.585     $    0.585         $    1.755     $    1.750

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------




HEALTH CARE REIT, INC.
FINANCIAL SUPPLEMENT - SEPTEMBER 30, 2001


PORTFOLIO COMPOSITION ($000'S)                                                                            EXHIBIT 1
------------------------------

BALANCE SHEET DATA                        # Properties         # Beds/Units           Balance           % Balance
                                       -------------------- ------------------- -------------------- -----------------
  Real Property                                 164               12,965            $    854,159              77%




  Loans Receivable                               38                4,528                 234,886              21%
  Subdebt Investments                          -na-                 -na-                  23,426               2%
                                       -------------------- ------------------- -------------------- -----------------
Total Investments                               202               17,493            $  1,112,471             100%

INVESTMENT DATA                           # Properties         # Beds/Units       Investment (1)         % Investment
                                       -------------------- ------------------- -------------------- -----------------
  Assisted Living Facilities                    147                9,711            $    764,881              68%
  Nursing Homes                                  48                6,477                 273,472              24%
  Specialty Care Facilities                       7                1,305                  85,543               8%
                                       -------------------- ------------------- -------------------- -----------------
Real Estate Investments                         202               17,493            $  1,123,896             100%

INVESTMENT BY OWNER TYPE                  # Properties         # Beds/Units       Investment (1)       % Investment
                                       -------------------- ------------------- -------------------- -----------------
  Publicly Traded                                69                3,872            $    253,303              22%

  Key Private                                    77                7,686                 537,946              48%
  Privately Held                                 56                5,935                 332,647              30%
                                       -------------------- ------------------- -------------------- -----------------
Real Estate Investments                         202               17,493            $  1,123,896             100%

NOTES:  (1)  REAL ESTATE INVESTMENTS  INCLUDE GROSS REAL ESTATE INVESTMENTS AND
             CREDIT ENHANCEMENTS WHICH AMOUNTED TO $1,112,471,000 AND $11,425,000, RESPECTIVELY.





REVENUE COMPOSITION ($000'S)                                                                              EXHIBIT 2
----------------------------

                                                     Three Months Ended                     Nine Months Ended
                                                     September 30, 2001                    September 30, 2001
                                              ----------------------------------      ------------------------------
REVENUE BY INVESTMENT TYPE
  Real Property                                 $      26,301            75%            $    73,822            74%
  Loans Receivable & Other                              8,082            23%                 24,943            25%
  Subdebt Investments                                     451             2%                  1,411             1%
                                              ------------------ ---------------      ----------------- -------------
  Total                                         $      34,834           100%            $   100,176           100%

REVENUE BY FACILITY TYPE
  Assisted Living Facilities                    $      22,942            66%            $    66,098            66%
  Nursing Homes                                         8,694            25%                 23,946            24%
  Specialty Care Facilities                             3,198             9%                 10,132            10%
                                              ------------------ ---------------      ----------------- -------------
  Total                                         $      34,834           100%            $   100,176           100%

REVENUE BY OWNER TYPE
  Publicly Traded                               $       9,097            26%            $    25,052            25%
  Key Private                                          17,248            50%                 52,226            52%
  Privately Held                                        8,489            24%                 22,898            23%
                                              ------------------ ---------------      ----------------- -------------
  Total                                         $      34,834           100%            $   100,176           100%

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------




REVENUE COMPOSITION (CONTINUED) ($000'S)                                                                  EXHIBIT 3
----------------------------------------

OPERATING LEASE EXPIRATIONS & LOAN MATURITIES
                         Current Lease          Current Interest           Interest and
       Year               Revenue (1)              Revenue (1)            Lease Revenue           % of Total
------------------- ------------------------ ------------------------ ----------------------- -------------------
       2001             $      1,993             $          0              $      1,993                2%
       2002                    1,738                    7,530                     9,268                7%
       2003                    2,770                        0                     2,770                2%
       2004                      410                    1,433                     1,843                1%
       2005                        0                    2,507                     2,507                2%
    Thereafter                93,443                   16,878                   110,321               86%
                    ------------------------ ------------------------ ----------------------- -------------------
      Total             $    100,354             $     28,348              $    128,702              100%

NOTES: (1) REVENUE IMPACT BY YEAR, ANNUALIZED




COMMITTED INVESTMENT BALANCES                                                                             EXHIBIT 4
------------------------------
($000'S EXCEPT INVESTMENT PER BED/UNIT)

                                                                                 Committed Balance    Investment per
                                          # Properties         # Beds/Units             (1)              Bed/Unit
                                       -------------------- ------------------- -------------------- ------------------
  Assisted Living Facilities                    147                9,711           $     768,979       $      79,186
  Nursing Homes                                  48                6,477                 273,472              42,222
  Specialty Care Facilities                       7                1,305                  85,543              65,551
                                       -------------------- ------------------- -------------------- ------------------
  Total                                         202               17,493           $   1,127,994           -na-

NOTES: (1) COMMITTED BALANCE INCLUDES GROSS REAL ESTATE INVESTMENTS,  CREDIT
           ENHANCEMENTS AND UNFUNDED COMMITMENTS FOR WHICH INITIAL FUNDING HAD COMMENCED.


OPERATOR CONCENTRATION ($000'S)                                                                           EXHIBIT 5
-------------------------------

CONCENTRATION BY INVESTMENT                          # Properties            Investment             % Investment
                                                ----------------------- ---------------------- -----------------------
  Merrill Gardens                                          19               $   128,023                   11%
  Alterra Healthcare                                       42                    92,016                    8%
  Life Care Centers of America, Inc.                       13                    84,969                    8%
  Atria Senior Quarters                                     9                    78,875                    7%
  Commonwealth Communities                                  6                    69,980                    6%
  Remaining Operators                                     113                   670,033                   60%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   202               $ 1,123,896                  100%

CONCENTRATION BY REVENUE                             # Properties          Revenue (1)               % Revenue
                                                ----------------------- ---------------------- -----------------------
  Merrill Gardens                                          19               $    10,451                   10%
  Alterra Healthcare                                       42                     8,606                    9%
  Life Care Centers of America, Inc.                       13                     7,202                    7%
  Atria Senior Quarters                                     9                     7,087                    7%
  Commonwealth Communities                                  6                     5,509                    6%
  Remaining Operators                                     113                    61,321                   61%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   202               $   100,176                  100%

NOTES: (1) NINE MONTHS ENDED SEPTEMBER 30, 2001

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------


SELECTED FACILITY DATA                                                                                    EXHIBIT 6
----------------------


                                                                                                 Coverage Data
                                                           % Payor Mix                 ----------------------------------
                                                 -------------------------------------      Before            After
                                    Census             Private            Medicare         Mgt. Fees         Mgt. Fees
                               ------------------------------------------------------- ------------------ ---------------
Nursing Homes                         83%                  12%                21%            1.71x            1.24x
Assisted Living Facilities            88%                 100%                 0%            1.30x            1.12x
Specialty Care Facilities             50%                  31%                15%            1.76x            1.37x

                                                                                       ------------------ ---------------
                                                            Weighted Averages                1.48x            1.19x

NOTES: DATA AS OF JUNE 30, 2001




SECURITY DEPOSITS & OTHER CREDIT SUPPORT ($000'S)                                                         EXHIBIT 7
-------------------------------------------------

                                          Balance           % Investment
                                       --------------------------------

Cross Defaulted                         $ 1,019,770          91% of gross real estate investments
Cross Collateralized                        198,095          84% of mortgage loans
Bank Letters of Credit & Cash                21,590           2% of investment balance

CURRENT CAPITALIZATION ($000'S)
-------------------------------          Balance         % Balance                    LEVERAGE & PERFORMANCE RATIOS
                                       --------------- -----------------          ----------------------------------------

Borrowings Under Bank Lines             $         0           0%                  Debt/Total Book Cap               35%
Long-Term Debt Obligations                      416          35%                  Debt/Total Mkt. Cap               30%
Shareholders' Equity                            763          65%                  Interest Coverage       3.77x 3rd Qtr.
                                       --------------- -----------------
   Total Book Capitalization            $     1,179         100%                                          3.66x L12M
                                                                                  FFO Payout Ratio        95% 3rd Qtr.
                                                                                                          92% L12M





DEBT MATURITIES AND PRINCIPAL PAYMENTS ($000'S)                                                           EXHIBIT 8
-----------------------------------------------

       Year           Lines of Credit (1)         Senior Notes           Secured Debt (1)           Total
------------------- ------------------------ ------------------------ ----------------------- -------------------
       2001              $         0             $           0             $          16        $         16
       2002                   25,000                    12,250                        75              37,325
       2003                  150,000                    35,000                        84             185,084
       2004                        0                    40,000                    64,133             104,133
       2005                        0                         0                       493                 493
       2006                        0                    50,000                         0              50,000
       2007                        0                   175,000                         0             175,000
    Thereafter                     0                   100,000                         0             100,000
                    ------------------------ ------------------------ ----------------------- -------------------
      Total              $   175,000             $     412,250             $      64,801        $    652,051

NOTES: (1) LINES OF CREDIT REFLECT 100% CAPACITY

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------




      INVESTMENT ACTIVITY ($000'S)                                                                        EXHIBIT 9
      ----------------------------

                                                 Three Months Ended                          Nine Months Ended
                                                 September 30, 2001                          September 30, 2001
                                          ---------------------------------           ---------------------------------
    FUNDING BY INVESTMENT TYPE
      Real Property                        $    34,806           88%                    $    69,605           81%
      Mortgage & Other Loans                         0            0%                              0            0%
      Construction Advances                      3,558            9%                         13,884           16%
      Subdebt Investments                          992            3%                          2,665            3%
                                          ----------------- ---------------           ---------------- ----------------
      Total                                $    39,356          100%                    $    86,154          100%

    REAL ESTATE INVESTMENTS
      Assisted Living Facilities           $    38,736           94%                    $    49,218           57%
      Nursing Homes                                620            6%                         36,936           43%
      Specialty Care Facilities                      0            0%                              0            0%
                                          ----------------- ---------------           ---------------- ----------------
      Total                                $    39,356          100%                    $    86,154          100%






GEOGRAPHIC CONCENTRATION ($000'S)                                                                        EXHIBIT 10
---------------------------------

CONCENTRATION BY REGION                              # Properties           Investment              % Investment
                                                ----------------------- ---------------------- -----------------------
  South                                                   115               $   524,483                   47%
  Northeast                                                31                   262,571                   23%
  West                                                     29                   199,654                   18%
  Midwest                                                  27                   137,188                   12%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   202               $ 1,123,896                  100%

CONCENTRATION BY STATE                               # Properties           Investment              % Investment
                                                ----------------------- ---------------------- -----------------------
  Florida                                                  29               $   148,930                   13%
  Massachusetts                                            14                   123,526                   11%
  Texas                                                    29                   101,657                    9%
  California                                                8                    61,400                    5%
  New York                                                  6                    58,665                    5%
  Remaining States                                        116                   629,718                   57%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   202               $ 1,123,896                  100%

REVENUE BY STATE (1)                                 # Properties          Revenue (1)               % Revenue
                                                ----------------------- ---------------------- -----------------------
  Florida                                                  29               $    11,638                   12%
  Texas                                                    29                    11,560                   11%
  Massachusetts                                            14                     9,880                   10%
  California                                                8                     6,198                    6%
  New York                                                  6                     5,106                    5%
  Remaining States                                        116                    55,794                   56%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   202               $   100,176                  100%

NOTES: (1) NINE MONTHS ENDED SEPTEMBER 30, 2001

3Q01 EARNINGS RELEASE                                          OCTOBER 16, 2001

--------------------------------------------------------------------------------


FUNDS FROM OPERATIONS COMPUTATION ($000'S)                                                               EXHIBIT 11
------------------------------------------

                                                             Three Months Ended            Nine Months Ended
                                                             September 30, 2001           September 30, 2001
                                                       ------------------------------- --------------------------

Net Income Available to Common Shareholders                      $    13,591                   $    37,163
Add:      Depreciation Expense                                         7,244                        21,023
          Loss on Extinguishment                                         213                           213
Deduct:   Gain on Sale of Assets                                        (101)                         (124)
          Prepayment Fees                                               (856)                         (990)
                                                       ---------------------------- -- --------------------------

Funds From Operations (FFO)                                      $    20,091                   $    57,285

Average Common Shares Outstanding:
          Basic                                                       32,205                        29,946
          Diluted                                                     32,762                        30,358

FFO Per Common Share:
          Basic                                                  $      0.62                   $      1.91
          Diluted                                                $      0.61                   $      1.89




      DISPOSITION ACTIVITY                                                                               EXHIBIT 12
      --------------------

                                                  Three Months Ended                         Nine Months Ended
                                                  September 30, 2001                         September 30, 2001
                                           ---------------------------------          ---------------------------------
    DISPOSITIONS BY INVESTMENT TYPE
      Real Property                         $    10,429             27%                 $    22,018           25%
      Mortgage & Other Loans                     28,535             73%                      65,040           75%
                                            -----------        --------                 -----------        ------
      Total                                 $    38,964            100%                 $    87,058          100%
                                            ===========        ========                 ===========        ======

    REAL ESTATE INVESTMENTS
      Assisted Living Facilities            $    10,429             27%                 $    26,420           30%
      Nursing Homes                                   0              0%                           0            0%
      Specialty Care Facilities                  28,535             73%                      60,638           70%
                                            -----------        --------                 -----------        ------
      Total                                 $    38,964            100%                 $    87,058          100%
                                            ===========        ========                 ===========        ------





LEASE UP STATISTICS ON ASSISTED LIVING FACILITIES                                                        EXHIBIT 13
-------------------------------------------------

OCCUPANCY                                  FACILITIES        MONTHS IN OPERATION     REVENUE (1)       % OF REVENUE
                                       ------------------- ----------------------- ----------------- -----------------
  00% - 50%                                     3                     10                $5,741               6%
  50% - 70%                                    15                     20                $8,634               8%
  70% +                                         6                     17                $3,914               4%

NOTES: (1) INTEREST AND RENTAL INCOME FOR NINE MONTHS ENDED SEPTEMBER 30, 2001.




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